(c)(3)
Presentation to the Special Committee October 9, 2004 Banc of America Securities provides investment banking and securities products domestically and offshore. Other products and services, including products and services that may be referenced in the accompanying materials, may be provided through affiliates of Banc of America Securities. Banc of America Securities prohibits employees from offering a favorable research rating or specific price target or changing a rating or target to get a mandate and Banc of America Securities prohibits research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investor clients. Copyright 2004 Banc of America Securities LLC. Banc of America Securities LLC, member NYSE/NASD/SIPC, is a subsidiary of Bank of America Corporation. PROJECT EAGLE

Transaction Summary Financial Summary Valuation Summary Future Stock Price Analysis Special Committee Considerations Table of Contents

Transaction Summary

Analysis at Various Prices Transaction Summary Source: Company filings and EAGLE management. (a) As of October 1, 2004 (b) Based on 101.4 million shares outstanding and 21.8 million options outstanding with weighted average exercise prices ranging from $3.04 to $16.50. (c) Includes rents capitalized at 12.5%. (d) Per EAGLE management projections.

Financial Summary

Financial Summary EAGLE Assumptions - Management Case EAGLE management has provided projections through 2009 Key assumptions include: LTAC Medicare LTAC Revenue per day growth of 5% in 2005, 3% in 2006 and approximately 2% thereafter Growth in patient days of 0.5 - 2.5% per year in mature facilities Non-Medicare LTAC Revenue per day growth of 1 - 2% per year Growth in patient days of 1 - 2% per year in mature facilities Opens four new facilities per year beginning in 2005 Target occupancy of 80% in mature facilities, and average ALOS of approximately 29 days across facilities EBITDA margins of 20 - 21% Kessler Inpatient Rehabilitation Revenue growth of 2%, with Medicare growth of 3% and non-Medicare growth of 2% EBITDA margins of 28% Outpatient Rehabilitation Revenue growth of 2 - 3%, with growth evenly split between pricing and volume EBITDA margins of 15 - 16% Source: EAGLE management

Financial Summary Capital expenditure program of $425 million over 5 year period Key working capital assumptions include: Assets Days receivable declining from 49 in 2004 and 44 in 2005 to 39 by 2009; driven by higher LTAC growth, which typically has a lower days receivable profile relative to the outpatient rehabilitation business Liabilities Days payable remain relatively constant at 18 to 19 days Accrued payroll rises as a percentage of revenue from 1.5% in 2005 to 1.9% in 2009 Accrued liabilities decline from 7.7% in 2005 to 6.6% in 2009 Other liabilities remain constant at 2.9% of revenue EAGLE Assumptions - Management Case Source: EAGLE management EAGLE Assumptions - Changes to Management Case Post Follow-Up Conversation with Management Increase in depreciation and amortization expense to reflect 5 year $425 million capital expenditure program

Financial Summary Source: EAGLE management EAGLE Historical and Projected Financial Performance - Management Case

BAS developed an upside case for EAGLE that reflects a reversal of the CMS regulations, allowing the Company to revert back to its original growth strategy of developing 8 to 10 new facilities Key assumptions include: EAGLE develops an average of 9 new facilities annually starting in 2005 Current Management Case assumes development of 4 facilities per year The facility development program based on the Upside Case is as follows: 50% of hospitals developed as HIH facilities at a development cost of $1 million per facility 50% of hospitals developed as office and other comparable space converted into an LTAC facility at a development cost of $2 million per facility No relocation expenditures assumed, as there is no transition of facilities required going forward Acquisition and systems capital expenditures remain at a constant dollar amount versus Management Case and maintenance capital expenditures remain at same percentage of sales as Management Case Working capital items remain at same days and percentage of sales as Management Case All other assumptions remain consistent with Management Case Financial Summary EAGLE Assumptions - Upside Case - Reversal of CMS Regulations Source: Based on EAGLE management projections as adjusted by BAS.

Financial Summary EAGLE Historical and Projected Financial Performance - Upside Case - Reversal of CMS Regulations Source: Based on EAGLE management projections as adjusted by BAS.

Financial Summary EAGLE Projected Performance by Segment - Upside Case - Reversal of CMS Regulations Source: Based on EAGLE management projections as adjusted by BAS.

BAS developed a downside case for EAGLE that reflects potential delays in the transition of existing facilities to new locations in response to the recent CMS ruling Key assumptions include: Relocation of existing HIH LTAC facilities to new locations, including smaller hospitals as well as newly constructed facilities, based on Medicare year end Assumes a 12.5% decline in discharges in 50% of the transitioning facilities at the year of conversion with normalized discharge growth rates resuming one year after conversion Operating expenses increase during transition years for transitioning facilities Early lease terminations and unamortized costs of leasehold improvements Financial Summary EAGLE Assumptions - Downside Case - Transition in LTAC Model 2005 2006 2007 2008 2009 HIH Conversions 3 16 31 14 0 Source: Based on EAGLE management projections as adjusted by BAS. Based on historical experiences in outpatient rehabilitation, EAGLE estimates that it can negotiate with several leaseholders and experience only 50% of the total estimated cost.

Key assumptions include (cont'd): Operating expenses increase during transition years for transitioning facilities (cont'd) Loss of savings from discounted services at former host hospitals as well as and increase in transportation costs due to utilization of certain services formerly utilized at host hospitals (e.g. radiology) These expenses contribute to a loss of 90 basis points in margin as compared to the Management Case Acquisition and systems capital expenditures remain at a constant dollar amount versus base case and maintenance capital expenditures remain at same percentage of sales as base case Working capital items remain at same days and percentage of sales as base case Financial Summary EAGLE Assumptions - Downside Case - Transition in LTAC Model Source: Based on EAGLE management projections as adjusted by BAS. EAGLE Assumptions - Changes to Downside Case - Transition in LTAC Model Post Follow-Up Conversation with Management Reduced impact of decline in discharges in transitioning facilities from 25% across all facilities in October 6 presentation to 12.5% in only 50% of facilities Reduced impact of early lease terminations and unamortized cost of leasehold improvements from 100% of the total cost in October 6 presentation to 50%

Financial Summary EAGLE Projected Financial Performance - Downside Case - Transition in LTAC Model Source: Based on EAGLE management projections as adjusted by BAS.

Financial Summary EAGLE Projected Performance by Segment - Downside Case - Transition in LTAC Model Source: Based on EAGLE management projections as adjusted by BAS.

Financial Summary EAGLE Assumptions - Downside Case - Reimbursement Sensitivity Source: Based on EAGLE management projections as adjusted by BAS. BAS developed a downside case for EAGLE that reflects potential changes in reimbursement across the business portfolio Key assumptions include: Medicare LTAC revenue per day remains constant after 2005 (versus base case revenue per day growth of 5% in 2005, 3% in 2006 and approximately 2% thereafter) Commercial LTAC revenue per day declines by 10% in each of 2006 and 2007 and resumes growth of 1.3% and 1.4% in 2008 and 2009 as outlined in base case Kessler Inpatient pricing remains flat beginning in 2006 Reduction in commercial outpatient rehabilitation volume growth due to increased co-payments and higher out-of-pocket costs Revenue growth of 1 - 2% versus base case growth of 2 - 3%, Increased operating costs for commercial LTAC volume due to increase in cost of supplies (e.g. pharmacy costs) due to elimination of stop-loss payments in contracts Results in a 3.5% increase in cost of supplies Acquisition and systems capital expenditures remain at a constant dollar amount versus base case and maintenance capital expenditures remain at same percentage of sales as base case Working capital items remain at same days and percentage of sales as base case

Financial Summary EAGLE Projected Financial Performance - Downside Case - Reimbursement Sensitivity Source: Based on EAGLE management projections as adjusted by BAS.

Financial Summary EAGLE Projected Performance by Segment - Downside Case - Reimbursement Sensitivity Source: Based on EAGLE management projections as adjusted by BAS.

Financial Summary EAGLE Assumptions - Downside Case - Combination of Transition in LTAC Model and Reimbursement Sensitivity Source: Based on EAGLE management projections as adjusted by BAS. BAS developed a downside case for EAGLE that reflects the simultaneous impact of potential changes in reimbursement across the business portfolio and potential delays in the transition of existing LTAC facilities to new locations in response to the recent CMS ruling The downside case contemplates the scenario whereby potential pricing pressure largely related to reimbursement uncertainty, volume declines in outpatient rehabilitation and patient dislocation in transitioning LTAC facilities combine to adversely impact EAGLE's financial performance Key assumptions include a combination of the pricing and volume sensitivity outlined in both the Transition in LTAC Model and the Reimbursement Sensitivity downside cases Acquisition and systems capital expenditures remain at a constant dollar amount versus base case and maintenance capital expenditures remain at same percentage of sales as base case Working capital items remain at same days and percentage of sales as base case

Financial Summary EAGLE Assumptions - Downside Case - Combination of Transition in LTAC Model and Reimbursement Sensitivity Source: Based on EAGLE management projections as adjusted by BAS.

Financial Summary EAGLE Assumptions - Downside Case - Combination of Transitional in LTAC Model and Reimbursement Sensitivity Source: Based on EAGLE management projections as adjusted by BAS.

Financial Summary REVENUE ($ in millions) Comparison of Projections - Revenue Source: Based on EAGLE management projections and EAGLE management projections as adjusted by BAS.

Financial Summary EBITDA ($ in millions) Comparison of Projections - EBITDA Source: Based on EAGLE management projections and EAGLE management projections as adjusted by BAS.

Financial Summary EPS Comparison of Projections - Earnings Per Share Source: Based on EAGLE management projections and EAGLE management projections as adjusted by BAS.

Valuation Summary

EAGLE Management Case Summary Reference Range Valuation Summary Comparable Public Companies 5.5x - 6.5x CY2005P EBITDAR ($421.3MM) 5.5x - 7.5x CY2005P EBITDA ($310.3MM) 10.0x - 15.5x CY2005P P/E ($1.29) Selected Precedent Transactions 6.5x - 8.0x CY2004E EBITDA ($271.2MM) Current Price (a) ($13.69) Historical Share Performance Based on 52-week high and low EAGLE price EAGLE Stock Price Note: Based on EAGLE management projections. Dashed line provides sensitivity to a 10% ownership grant. (a) Based on closing stock price as of October 1, 2004. Preliminary Proposal Range Discounted Cash Flow 11.0% - 13.0% Discount Rate 6.0x - 8.0x Terminal EBITDA Multiple Leveraged Buyout Analysis 6.0x - 8.0x Exit Multiple in 2009 Target 20% - 25% Returns Maximum Leverage of 5.5x Total Debt / EBITDA 10 - 20% ownership grant to EAGLE management

EAGLE Upside Case Summary Reference Range Valuation Summary Comparable Public Companies 6.0x - 7.0x CY2005P EBITDAR ($419.2MM) 6.0x - 8.0x CY2005P EBITDA ($306.7MM) 13.5x - 16.5x CY2005P P/E ($1.26) Selected Precedent Transactions Current Price (a) ($13.69) Historical Share Performance Based on 52-week high and low EAGLE price EAGLE Stock Price Preliminary Proposal Range Discounted Cash Flow 11.0% - 13.0% Discount Rate 6.0x - 8.0x Terminal EBITDA Multiple Leveraged Buyout Analysis 6.0x - 8.0x Exit Multiple in 2009 Target 20% - 25% Returns Maximum Leverage of 5.5x Total Debt / EBITDA 10 - 20% ownership grant to EAGLE management Note: Based on EAGLE management projections. Dashed line provides sensitivity to a 10% ownership grant. (a) Based on closing stock price as of October 1, 2004. 6.5x - 8.0x CY2004E EBITDA ($271.2MM)

EAGLE Downside Cases Reference Range Sensitivity Valuation Summary Discounted Cash Flow Current Price (a) ($13.69) EAGLE Stock Price Leveraged Buyout Analysis Note: Based on Wall Street consensus estimates and company filings. Dashed line provides sensitivity to a 10% ownership grant. (a) Based on closing stock price as of October 1, 2004. Proposal Range Shift in LTAC Case Reimbursement Case Combination Case 11.0% - 13.0% Discount Rate 6.0x - 8.0x Terminal EBITDA Multiple 6.0x - 8.0x Exit Multiple in 2009 Target 20% - 25% Returns Maximum Leverage of 5.5x Total Debt / EBITDA 10 - 20% ownership grants to EAGLE management

Note: Median calculations do not include EAGLE. (a) Per Wall Street equity research. (b) 2005P EPS per First Call. Analysis of Selected Publicly Traded Companies Valuation Summary ADJUSTED ENTERPRISE VALUE / 2005 EBITDAR (a) 2005P P/E (b) ENTERPRISE VALUE / 2005 EBITDA (a) Midpoint of WIND's Preliminary Proposal of 6.7x Midpoint of WIND's Preliminary Proposal of 6.4x Midpoint of WIND's Preliminary Proposal of 12.8x

Multiples Paid in Selected Precedent Transactions Valuation Summary Enterprise Value / LTM EBITDA Transaction Details Source: Company filings and press releases Transaction Median = 8.0x

Discounted Cash Flow Analysis Note: Discounted to December 31, 2004. Valuation Summary

Leveraged Buyout Analysis - Transaction Overview Valuation Summary Assumes $16.88 Purchase Price per Share, at the midpoint of WIND's preliminary proposal Total Leverage of 5.5x Total Debt / LTM EBITDA Senior Secured Leverage of 2.5x Total Debt / LTM EBITDA Note: Assumes LTM of December 31, 2004.

Leveraged Buyout Analysis - Returns Analysis Valuation Summary Note: Management projections per EAGLE management. Upside and Downside Cases based on EAGLE management projections adjusted by BAS. Analysis assumes 25% of excess purchase price allocated to intangibles and amortized over 15 years. Assumes existing notes are tendered at T + 50. Assumes a 20% ownership grant to EAGLE management. Management Case Upside Case Downside Case - Reimbursement Sensitivity Downside Case - Transition in LTAC Model

Future Stock Price Analysis

Future Stock Price Analysis Status Quo - Management Case PROJECTED STOCK PRICE (a) PV of EBITDA Multiple Implied Price per Share PV of P/E Multiple Implied Price per Share P/E Multiple: 12.6x EBITDA Multiple: 6.0x Source: EAGLE management projections. Note: Present value of implied price per share based on a discount rate of 12%, which represents EAGLE's cost of equity, calculated using a 7.0% 'equity risk premium, 1.08 beta-value as per Barra's and a 4.1% treasury rate as of October 4, 2004. Discounted to 9/30/04. (a) Implied prices based on current EAGLE 2004 P/E and EBITDA valuation.

Future Stock Price Analysis Leveraged Recapitalization - Management Case Source: EAGLE management projections. Note: Present value of implied price per share based on a discount rate of 12%, which represents EAGLE's cost of equity, calculated using a 7.0% equity risk premium, 1.08 beta-value as per Barra's and a 4.1% treasury rate as of October 4, 2004. Discount to 9/30/04. (a) Assumes transaction close of 1/1/05 and 4.0x 2004 EBITDA leverage capacity. Analysis includes the refinancing of current sub notes and application of remaining gross proceeds of approximately $665 million to fund a stock repurchase. Implied prices based on current EAGLE 2004 P/E and EBITDA valuation. PROJECTED STOCK PRICE(a) PV of EBITDA Multiple Implied Price per Share PV of P/E Multiple Implied Price per Share EBITDA Multiple: 6.0x P/E Multiple: 12.6x

Future Stock Price Analysis Status Quo - Upside Case PROJECTED STOCK PRICE (a) PV of EBITDA Multiple Implied Price per Share PV of P/E Multiple Implied Price per Share EBITDA Multiple: 6.0x P/E Multiple: 12.6x Source: EAGLE management projections as adjusted by BAS. Note: Present value of implied price per share based on a discount rate of 12%, which represents EAGLE's cost of equity, calculated using a 7.0% 'equity risk premium, 1.08 beta-value as per Barra's and a 4.1% treasury rate as of October 4, 2004. Discount to 9/30/04. (a) Implied prices based on current EAGLE 2004 P/E and EBITDA valuation.

EBITDA Multiple: 6.0x Future Stock Price Analysis Leveraged Recapitalization - Upside Case Source: EAGLE management projections as adjusted by BAS. Note: Present value of implied price per share based on a discount rate of 12%, which represents EAGLE's cost of equity, calculated using a 7.0% equity risk premium, 1.08 beta-value as per Barra's and a 4.1% treasury rate as of October 4, 2004. Discount to 9/30/04. (a) Assumes transaction close of 1/1/05 and 4.0x 2004 EBITDA leverage capacity. Analysis includes the refinancing of current sub notes and application of remaining gross proceeds of approximately $665 million to fund a stock repurchase. Implied prices based on current EAGLE 2004 P/E and EBITDA valuation. PROJECTED STOCK PRICE(a) PV of EBITDA Multiple Implied Price per Share PV of P/E Multiple Implied Price per Share P/E Multiple: 12.6x

Future Stock Price Analysis Status Quo - Transition in LTAC Model PROJECTED STOCK PRICE (a) PV of EBITDA Multiple Implied Price per Share PV of P/E Multiple Implied Price per Share EBITDA Multiple: 6.0x P/E Multiple: 12.6x Source: EAGLE management projections as adjusted by BAS. Note: Present value of implied price per share based on a discount rate of 12%, which represents EAGLE's cost of equity, calculated using a 7.0% 'equity risk premium, 1.08 beta-value as per Barra's and a 4.1% treasury rate as of October 4, 2004. Discount to 9/30/04. (a) Implied prices based on current EAGLE 2004 P/E and EBITDA valuation.

Future Stock Price Analysis Leveraged Recapitalization - Transition in LTAC Model Source: EAGLE management projections as adjusted by BAS. Note: Present value of implied price per share based on a discount rate of 12%, which represents EAGLE's cost of equity, calculated using a 7.0% equity risk premium, 1.08 beta-value as per Barra's and a 4.1% treasury rate as of October 4, 2004. Discount to 9/30/04. (a) Assumes transaction close of 1/1/05 and 4.0x 2004 EBITDA leverage capacity. Analysis includes the refinancing of current sub notes and application of remaining gross proceeds of approximately $665 million to fund a stock repurchase. Implied prices based on current EAGLE 2004 P/E and EBITDA valuation. PROJECTED STOCK PRICE(a) PV of EBITDA Multiple Implied Price per Share PV of P/E Multiple Implied Price per Share EBITDA Multiple: 6.0x P/E Multiple: 12.6x

Future Stock Price Analysis Status Quo - Reimbursement Sensitivity PROJECTED STOCK PRICE (a) PV of EBITDA Multiple Implied Price per Share PV of P/E Multiple Implied Price per Share P/E Multiple: 12.6x EBITDA Multiple: 6.0x Source: EAGLE management projections as adjusted by BAS. Note: Present value of implied price per share based on a discount rate of 12%, which represents EAGLE's cost of equity, calculated using a 7.0% 'equity risk premium, 1.08 beta-value as per Barra's and a 4.1% treasury rate as of October 4, 2004. Discount to 9/30/04. (a) Implied prices based on current EAGLE 2004 P/E and EBITDA valuation.

Future Stock Price Analysis Leveraged Recapitalization - Reimbursement Sensitivity Source: EAGLE management projections as adjusted by BAS. Note: Present value of implied price per share based on a discount rate of 12%, which represents EAGLE's cost of equity, calculated using a 7.0% equity risk premium, 1.08 beta-value as per Barra's and a 4.1% treasury rate as of October 4, 2004. Discount to 9/30/04. (a) Assumes transaction close of 1/1/05 and 4.0x 2004 EBITDA leverage capacity. Analysis includes the refinancing of current sub notes and application of remaining gross proceeds of approximately $665 million to fund a stock repurchase. Implied prices based on current EAGLE 2004 P/E and EBITDA valuation. PROJECTED STOCK PRICE(a) PV of EBITDA Multiple Implied Price per Share PV of P/E Multiple Implied Price per Share EBITDA Multiple: 6.0x P/E Multiple: 12.6x

Future Stock Price Analysis Status Quo - Combination Case PROJECTED STOCK PRICE (a) PV of EBITDA Multiple Implied Price per Share PV of P/E Multiple Implied Price per Share EBITDA Multiple: 6.0x P/E Multiple: 12.6x Source: EAGLE management projections as adjusted by BAS. Note: Present value of implied price per share based on a discount rate of 12%, which represents EAGLE's cost of equity, calculated using a 7.0% 'equity risk premium, 1.08 beta-value as per Barra's and a 4.1% treasury rate as of October 4, 2004. Discount to 9/30/04. (a) Implied prices based on current EAGLE 2004 P/E and EBITDA valuation.

Future Stock Price Analysis Leveraged Recapitalization - Combination Case Source: EAGLE management projections as adjusted by BAS. Note: Present value of implied price per share based on a discount rate of 12%, which represents EAGLE's cost of equity, calculated using a 7.0% equity risk premium, 1.08 beta-value as per Barra's and a 4.1% treasury rate as of October 4, 2004. Discount to 9/30/04. (a) Assumes transaction close of 1/1/05 and 4.0x 2004 EBITDA leverage capacity. Analysis includes the refinancing of current sub notes and application of remaining gross proceeds of approximately $665 million to fund a stock repurchase. Implied prices based on current EAGLE 2004 P/E and EBITDA valuation. PROJECTED STOCK PRICE(a) PV of EBITDA Multiple Implied Price per Share PV of P/E Multiple Implied Price per Share EBITDA Multiple: 6.0x P/E Multiple: 12.6x

Special Committee Considerations

Special Committee Considerations If "in the Range" Negotiate with Interested Party Run Process If Not "in the Range" Advisor to Conduct Diligence Provide Guidance on Proposal Reject Proposal / Status Quo Form Preliminary Valuation Perspective Evaluate Preliminary Proposal In Conducting a Process, the Special Committee Can Pursue Various Alternatives Sign Definitive Agreement / Reject Proposal Conduct Market Check Retain Advisor Negotiate with Interested Party Sign Definitive Agreement / Reject Proposal